UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 29, 2015

AEGERION PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34921	22-2960116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Main Street, Suite 800, Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 500-7867

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 30, 2015, Aegerion Pharmaceuticals, Inc. (“Company”) issued a press release announcing its entry into a Nomination and Standstill Agreement (the “Agreement”) with Sarissa Capital Management LP, Sarissa Capital Domestic Fund LP, Sarissa Capital Offshore Master Fund LP, Sarissa Capital Fund GP LP and Sarissa Capital Offshore Fund GP LLC (collectively, the “Sarissa Group”).

Pursuant to the Agreement, the Company agreed to appoint an independent director identified by the Sarissa Group and agreed upon by the Company (the “Initial Designee”) to the Board of Directors of the Company (the “Board”) as a Class I director with a term expiring at the Company’s 2017 annual meeting of stockholders. The Company has also agreed that, commencing on January 1, 2016 and ending on the date that is two business days following the date of the completion of the 2016 annual meeting of stockholders (the “2016 Annual Meeting”), at the Sarissa Group’s option, the Company will appoint an additional director (the “Additional Designee”), selected by the Sarissa Group and approved by the Board, as a Class II director to serve until the 2018 annual meeting of stockholders. The following is a summary of the terms of the Agreement. This summary does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference.

Under the terms of the Agreement, during the Standstill Period (as defined in the Agreement), the Sarissa Group has agreed not to solicit proxies regarding any matter to come before a meeting of the Company’s stockholders, including for the election of directors. Among other provisions, the Sarissa Group has also agreed that, subject to certain exceptions, during the Standstill Period, the Sarissa Group will not acquire beneficial ownership of additional shares of the Company’s voting stock that would result in the Sarissa Group’s total ownership exceeding 14.99% of the Company’s voting stock. The Agreement generally defines the “Standstill Period” as the period beginning on March 29, 2015, and ending on the earliest of (a) the date after the deadline pursuant to the Company’s bylaws for the submission of notices of stockholder director nominations for the 2016 Annual Meeting (the “2016 Notice Window”) and the Initial Designee and the Additional Designee have resigned from the Board; (b) the date, if any, within the 2016 Notice Window on which the Sarissa Group gives notice in respect of the nomination of directors to stand for election at the 2016 Annual Meeting; and (c) 25 days prior to the deadline pursuant to the Company’s bylaws for the submission of notices of stockholder director nominations for the 2017 Annual Meeting.

For so long as the Initial Designee or the Additional Designee is a member of the Board, the Board has agreed not to increase the size of the Board above ten members (or above nine members if only the Initial Designee is a member of the Board). Pursuant to the Agreement, the Initial Designee and the Additional Designee (and any replacements thereof) will automatically resign if the Sarissa Group no longer beneficially owns at least 1,200,000 shares of Company common stock.

The Company and the Sarissa Group have also agreed to a form of confidentiality agreement which the Company has agreed to enter into if the Sarissa Group so elects to govern the provision of certain confidential information while the Initial Designee or the Additional Designee (or any replacements thereof) is serving on the Board to the Sarissa Group, a copy of which is attached as an exhibit to the Agreement and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1

Nomination and Standstill Agreement, dated March 29, 2015, among Aegerion Pharmaceuticals, Inc., Sarissa Capital Management LP, Sarissa Capital Domestic Fund LP, Sarissa Capital Offshore Master Fund LP, Sarissa Capital Fund GP LP and Sarissa Capital Offshore Fund GP LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2015

AEGERION PHARMACEUTICALS, INC.

By:	/s/ Anne Marie Cook
Anne Marie Cook
Senior Vice President, General Counsel and Secretary